Exhibit (a)(1)(v)

Notice of Withdrawal of Tender

Regarding Shares in Barings Access Pine Point Fund

Tendered Pursuant to the Offer to Repurchase

Dated November 10, 2022

The Offer and withdrawal rights will expire on December 27, 2022 and this Notice of Withdrawal must be received by the Fund’s Administrator, either by mail or fax, by 11:59 p.m.,

Eastern Time, on December 27, 2022, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail	Fax: (617) 937-3051
State Street Bank and Trust Company Attn: Barings Access Pine Point Fund Transfer Agent, Mailcode OHD1 Box 5493 Boston, MA 02206

Overnight Mail
State Street Bank and Trust Company Attn: Barings Access Pine Point Fund Transfer Agent, Mailcode OHD1 1 Heritage Drive North Quincy, MA 02171
FOR ADDITIONAL INFORMATION CALL: 1-877-766-0014

You are responsible for confirming that this Notice is received timely by Barings LLC, the Fund’s administrator. To assure good delivery, please send this page to Barings LLC and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Telephone Number:

SSN or Tax ID:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date